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Exhibit 8.2

[LETTERHEAD OF AKIN GUMP STRAUSS HAUER & FELD LLP]

June 16, 2006

Level 3 Communications, Inc.
Eldorado Acquisition Three, LLC
1025 Eldorado Boulevard
Broomfield, CO 80021

TelCove, Inc.
121 Champion Way
Canonsburg, PA 15317

  Re:
  Amendment No. 1 to Registration Statement on Form S-4 of Level 3 Communications, Inc. filed June 16, 2006 (the "Registration Statement")

Ladies and Gentlemen:

        We have acted as special tax counsel for TelCove, Inc., a Delaware corporation (the "Company") in connection with the transactions described in the Registration Statement (the "Transaction").

        We hereby confirm that the discussion and the legal conclusions set forth in the Registration Statement under the heading "Material United States Federal Income Tax Consequences" fairly summarizes in all material respects and constitutes our opinion, which is subject to the assumptions and qualifications set forth therein, as to the material U.S. federal income tax consequences of the Transaction.

        In rendering this opinion, we do not express any opinion concerning any laws other than the Federal income tax laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued or proposed thereunder. Our opinion is based upon the existing provisions of applicable law, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which our opinion is based.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters" and "Material United States Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

                      Very truly yours,

                      /s/ Akin Gump Strauss Hauer & Feld LLP

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  Exhibit 8.2